Exhibit 99.1

DATE: May 7, 2009

FOR IMMEDIATE RELEASE

Eastern Insurance Holdings, Inc. Announces First Quarter 2009 Results

Lancaster, Pa. Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) today reported earnings for the three months ended March 31, 2009. In spite of income before taxes of $578,000, EIHI reported a net loss of $555,000, or $0.06 per diluted share, for the first quarter of 2009, compared to net income of $2.6 million, or $0.26 per diluted share, for the same period in 2008. The net loss of $0.06 per diluted share includes a tax adjustment of $0.08 per diluted share, which represents a deferred tax valuation allowance on realized and unrealized capital losses, net realized investment losses predominantly related to other-than-temporary impairments of $0.10 per diluted share and limited partnership investment losses of $0.01 per diluted share, which in total reduced EIHI’s diluted earnings per share by $0.19. EIHI’s diluted book value per share was $14.16 as of March 31, 2009 compared to $14.13 as of December 31, 2008.

“In a business environment where levels of unemployment continue to rise, manufacturing continues to erode, construction projects, both residential and commercial, are delayed and even the heretofore stable healthcare sector shows signs of some weakness, I am pleased to report that Eastern Insurance Holdings, Inc. increased both direct written and net earned premiums and recorded a combined ratio of 91.2 percent in its core workers’ compensation insurance segment for the three months ended March 31, 2009,” said Bruce M. Eckert, Chief Executive Officer. “First quarter, year over year workers’ compensation revenues increased by 5.9 percent to $36.2 million as a result of favorable premium renewal retention ratios, new business sales in the Southeast, moderated premium rate reductions and the acquisition of Employers Security Insurance Company in September 2008. Additional premium received as a result of payroll audits remained positive during the quarter and aggregated approximately $283,000. Competitive pressures remain strong across all geographic sectors, however, again during the quarter, we were able to place 90.0 percent of our policies into non-dividend paying plans. These pressures were most evident in North Carolina and Indiana, the states at the core of our Southeast and Midwest expansion initiatives, respectively. Both of these states also experienced significant increases in their rates of unemployment during the quarter.”

Eckert added, “Reported workers’ compensation claims were in line with the previous years’ first quarter claims, as were open lost-time claims, particularly in comparison to the increase of year over year in-force payroll exposure. Our extensive claims management and cost containment initiatives continue to manage medical inflation to negligible trends. We did experience favorable loss reserve development from accident years prior to 2009 in the amount of $549,000.”

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 7, 2009

Eckert continued, “Investment results continue to be negatively impacted by the current economic environment, but to a lesser extent compared to prior quarters. For the three months ended March 31, 2009, we recorded $1.6 million of realized losses primarily related to other than temporary impairments on our equity portfolio for certain investments that have been underwater for a continuous period of one year. Importantly, we have not sold any of these equity securities, but have written them down in accordance with our investment policy. Lastly, we have always been a prudent manager of expenses as indicated by our historically low workers’ compensation expense ratio and year-over-year reductions in our group benefit insurance segment’s expense ratio from 39.1 percent in 2005 to 32.4 percent in this first quarter of 2009. We have intentionally and aggressively revisited all areas of expenses this past quarter, including reinsurance and other significant corporate expenses.”

Consolidated highlights for the first quarter include:

•

Revenue for the first quarter of 2009 decreased $1.3 million to $34.2 million, compared to $35.5 million for the same period in 2008. The decrease in revenue is due primarily to a decrease in net investment income and an increase in net realized investment losses and losses from limited partnerships, partially offset by an increase in earned premium;

•

Net premiums earned increased $700,000 to $33.7 million in the first quarter of 2009 from $33.0 million during the same period in 2008. Consolidated net premiums earned increased 2.2 percent due primarily to the growth in workers’ compensation premium and the acquisition of Employers Security Insurance Company partially offset by the termination of the reinsurance treaty effective July 1, 2008 that comprised the run-off specialty reinsurance segment;

•

Net investment income decreased $700,000 to $1.9 million ($1.4 million after-tax) for the three months ended March 31, 2009, compared to $2.6 million ($1.7 million after-tax) for the same period in 2008. The decrease in net investment income is due primarily to a decrease in overall invested assets;

•

The change in equity interest in limited partnerships decreased $216,000 to a loss of $167,000 ($108,000 after-tax) for the three months ended March 31, 2009, compared to income of $49,000 ($32,000 after-tax) for the same period in 2008;

•

Net realized investment losses, excluding the segregated portfolio cell reinsurance segment, increased $163,000 to $504,000 ($748,000 after-tax) for the three months ended March 31, 2009, compared to $341,000 ($222,000 after-tax) for the same period in 2008. Net realized investment losses for 2009 include $1.8 million ($1.7 million after-tax) of other-than-temporary impairments, primarily on equity securities;

•

$549,000 ($357,000 after-tax) of favorable loss reserve development on prior accident years was recorded in the workers’ compensation insurance segment for the three months ended March 31, 2009, compared to $1.5 million ($975,000 after-tax) for the same period in 2008; and

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 7, 2009

•	After-tax intangible asset amortization expense of $281,000 was recorded for the three months ended March 31, 2009, compared to $213,000 for the first quarter of 2008.

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended March 31, 2009 and 2008 consisted of the following:

	2009	2008
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,876,048	3,876,048
Weighted average ESOP shares	199,572	124,720
Weighted average restricted stock shares	97,668	88,362
Weighted average treasury shares purchased	(2,091,741)	(1,349,677)
Weighted average stock warrants exercised[1]	42,541	—
Stock warrants[1]	—	306,099

Total	8,851,588	9,773,052

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $1.8 million for the first quarter of 2009, compared to $3.0 million for the first quarter of 2008. Highlights for the first quarter include:

•	Direct written premiums increased to $36.2 million for the three months ended March 31, 2009, compared to $34.1 million for the same period in 2008, an increase of 5.9 percent;

•	Net premiums earned increased to $17.9 million for the first quarter of 2009, compared with $14.8 million for the first quarter of 2008, an increase of 21.3 percent;

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the Company recording additional premium of $283,000 for the first quarter of 2009, compared to $232,000 for the same period in 2008;

•	Net investment income was $958,000 for the first quarter of 2009, compared to $987,000 for the same period in 2008;

•	The change in equity interest in limited partnerships was a loss of $94,000 for the three months ended March 31, 2009, compared to $75,000 for the same period in 2008;

[1]	306,099 warrants were outstanding as of January 1, 2009 of which 244,879 warrants were earned. The remaining 61,220 warrants will not be earned. On March 10, 2009, the 244,879 warrants were exercised. EIHI retained 64,588 warrants as payment of the exercise price. The 42,541 warrants for the three months ended March 31, 2009 represent the weighted average stock warrants outstanding prior to the exercise of the 180,291 warrants.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 7, 2009

•	After-tax net realized investment losses of $6,500 were recorded for the three months ended March 31, 2009, compared to $72,000 for the same period in 2008;

•	The combined ratio was 91.2 percent for the first quarter of 2009, compared to 76.1 percent for the same period last year;

•

The accident year loss and LAE ratio was 66.0 percent and 62.0 percent for the three months ended March 31, 2009 and 2008, respectively. For the three months ended March 31, 2009, $549,000 of favorable loss reserve development on prior accident years was recorded, which decreased the 2009 loss ratio by 3.1 points compared to favorable loss reserve development on prior accident years of $1.5 million in the first quarter of 2008, which decreased the 2008 loss ratio by 10.2 percentage points; and

•

The expense ratio was 28.2 percent for the three months ended March 31, 2009, compared to 25.6 percent for the same period in 2008. The increase in the expense ratio is primarily due to increased corporate expense allocations from EIHI, start-up costs associated with EIHI’s expansion into the Southeast and the Company’s state licensing initiatives.

Segregated Portfolio Cell Reinsurance

As previously reported, the segregated portfolio cell reinsurance segment has fifteen active programs, which produce fee-based revenue for EIHI’s other business segments. Activity in this segment has increased despite current economic trends, largely as a result of our expansion into the Southeast and Midwest markets.

Group Benefits Insurance

EIHI’s group benefits insurance segment reported net income of $169,000 for the three months ended March 31, 2009, compared to $312,000 for the same period in 2008. Highlights for the first quarter include:

•	Net premiums earned were $8.9 million for the first quarter of 2009, compared to $9.2 million in 2008;

•

Net investment income was $459,000 for the first quarter of 2009, compared to $674,000 for the first quarter of 2008. The decrease in net investment income is due primarily to a decrease in the invested asset base;

•	The change in equity interest in limited partnerships decreased $258,000 to a loss of $73,000 for the three months ended March 31, 2009, compared to income of $185,000 for the same period in 2008;

•

After-tax net realized investment gains of $300,000 were recorded for the three months ended March 31, 2009, compared to after-tax net realized investment losses of $228,000 for the same period in 2008;

•	The combined ratio was 107.2 percent for the first quarter of 2009, compared to 101.5 percent for the same period last year;

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 7, 2009

•

The calendar year loss and LAE ratio was 74.8 percent for the three months ended March 31, 2009, compared to 69.7 percent for the same period in 2008. The increase in the calendar year loss and LAE ratio is due to an increase in higher benefit death claims in life and an increase in the dental accident year loss ratio reflective of the competitive rate environment; and

•	The expense ratio was 32.4 percent for the three months ended March 31, 2009, compared to 31.8 percent for the same period in 2008.

Run-Off Specialty Reinsurance

Prior to July 1, 2008, business in the run-off specialty reinsurance segment was assumed through participation in a reinsurance treaty with an unaffiliated ceding company related to an underground storage tank insurance program, referred to as “EnviroGuard,” and a non-hazardous waste transportation product, referred to as “EIA Liability.” Effective July 1, 2008, EIHI terminated the reinsurance treaty that comprised the run-off specialty reinsurance segment.

EIHI’s run-off specialty reinsurance segment reported a net loss of $957,000 for the first quarter of 2009, compared to net income of $258,000 for the same period last year. Highlights for the first quarter include:

•

Net premiums earned were $899,000 for the first quarter of 2009, compared to $3.5 million in 2008. The decrease in net premiums earned is due to the July 1, 2008 termination of the reinsurance treaty that comprised the run-off specialty reinsurance segment;

•	Net investment income was $258,000 for the three months ended March 31, 2009, compared to $384,000 for the same period last year;

•	The change in equity interest in limited partnerships was a loss of $61,000 for the three months ended March 31, 2008, compared to no change for the same period in 2009; and

•

After-tax net realized investment losses of $1.2 million were recorded for the three months ended March 31, 2009, compared to after-tax net realized investment gains of $78,000 for the same period in 2008.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $1.5 million for the three months ended March 31, 2009, compared to $990,000 for the same period in 2008. The 2009 net loss includes the establishment of a deferred tax valuation allowance for realized and unrealized capital losses of $678,000, which increased the net loss in 2009.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 7, 2009

Financial Condition

Total assets were $385.5 million as of March 31, 2009. Shareholders’ equity was $137.2 million as of March 31, 2009. During the first quarter of 2009, the Company repurchased 1,400 common shares at a total cost of $11,242, representing a weighted average price of $8.03 per share. As of March 31, 2009, EIHI’s book value per share and diluted book value per share were $14.16. Outstanding shares used to calculate book value per share and diluted book value per share were 9,691,257 as of March 31, 2009. The basic book value per share calculation includes the impact of restricted stock awards of 251,675 shares and warrants exercised of 180,291. The diluted book value per share calculation excludes stock options to purchase 649,188 common shares, which have a weighted average exercise price of $14.36, as they were anti-dilutive.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, May 8, 2009 to review the Company’s 2009 first quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call

800-860-2442 (Domestic)

412-858-4600 (International)

A replay of the conference call will be available through May 17, 2009, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay passcode for the conference call is 430004. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of March 31, 2009 and December 31, 2008 and unaudited statements of income for the three months ended March 31, 2009 and 2008.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 7, 2009

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	March 31 2009	December 31 2008
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $147,140; $180,102)	$149,829	$183,136
Convertible bonds, at estimated fair value (amortized cost, $14,176; $13,783)	13,127	12,346
Equity securities, at estimated fair value (cost, $21,481; $22,287)	17,000	17,162
Other long-term investments, at estimated fair value (cost, $10,606; $10,586)	8,978	9,519

Total investments	188,934	222,163

Cash and cash equivalents	84,630	52,875
Accrued investment income	1,719	2,058
Premiums receivable (net of allowance, $582; $581)	37,811	29,615
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	29,146	29,637
Deferred acquisition costs	6,903	5,760
Deferred income taxes, net	5,955	6,281
Federal income taxes recoverable	—	16
Intangible assets	8,746	9,179
Goodwill	10,752	10,752
Other assets	10,891	8,975

Total assets	$385,487	$377,311

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$156,243	$159,117
Unearned premium reserves	51,606	42,365
Advance premium	1,522	1,594
Accounts payable and accrued expenses	12,790	13,136
Ceded reinsurance balances payable	10,848	6,886
Federal income taxes payable	125	—
Benefit plan liabilities	498	497
Segregated portfolio cell dividend payable	12,420	13,140
Loan payable	2,201	2,439

Total liabilities	$248,253	$239,174

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued – 11,783,014 and 11,602,723, respectively; outstanding – 9,691,257 and 9,512,366, respectively	—	—
Unearned ESOP compensation	(5,422)	(5,606)
Additional paid in capital	111,959	111,772
Treasury stock, at cost (2,091,757 and 2,090,357 shares, respectively)	(32,666)	(32,655)
Retained earnings	65,311	66,492
Accumulated other comprehensive loss, net	(1,948)	(1,866)

Total shareholders’ equity	137,234	138,137

Total liabilities and shareholders’ equity	$385,487	$377,311

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 7, 2009

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2009	March 31, 2008
Revenue:
Net premiums earned	$33,738	$33,003
Net investment income	1,945	2,565
Change in equity interest in limited partnerships	(167)	49
Net realized investment losses	(1,599)	(293)
Other revenue	239	216

Total revenue	34,156	35,540

Expenses:
Losses and loss adjustment expenses incurred	22,587	19,715
Acquisition and other underwriting expenses	4,580	4,920
Other expenses	6,532	6,063
Amortization of intangible assets	433	328
Policyholder dividends	185	(63)
Segregated portfolio dividend expense	(739)	934

Total expenses	33,578	31,897

Income before income taxes	578	3,643

Income tax expense	1,133	1,069

Net (loss) income	$(555)	$2,574

Earnings per share (EPS):
Basic shares outstanding	8,851,588	9,426,830
Basis EPS	$(0.06)	$0.27

Diluted shares outstanding	8,851,588	9,773,052
Diluted EPS	$(0.06)	$0.26

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

May 7, 2009

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, therefore no assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements. This press release also does not constitute an offer to sell, or a solicitation of an offer to buy, EIHI securities. Such an offer will be made only by means of a prospectus.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Treasurer and Chief Financial Officer (717) 735-1660, kshook@eains.com